EXHIBIT 2.3

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is dated as of April 24, 2012 by and among Halcón Resources Corporation, a Delaware corporation (“Parent”), Leopard Sub I, Inc., a Colorado corporation and wholly owned subsidiary of Parent (“Merger Sub”), and each of the Persons listed on Schedule A hereto (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of that number of shares of Common Stock, par value $0.01 per share (the “Company Common Stock”), of GeoResources, Inc., a Colorado corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, Parent, Merger Sub and the Company concurrently with the execution and delivery of this Agreement are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, and the Company as the surviving entity to the Merger thereafter merging with and into Leopard Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by Parent and Merger Sub of the Merger Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Parent and Merger Sub, severally and not jointly, as follows:

(a) Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Company Common Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of Company Common Stock beneficially owned by such Stockholder as of the date hereof. For purposes of this Agreement, the term “Shares” shall include any shares of Company Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Company Common Stock (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Company Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

(b) Such Stockholder has all requisite power and authority and, if an individual, the legal capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of such Stockholder as presently in effect (in the case of a Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other Person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the New York Stock Exchange (the “NYSE”) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Stockholder of any of such Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests,

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proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws or under the agreements set forth on Schedule B hereto. Such Stockholder owns of record or beneficially no shares of Company Common Stock other than such Stockholder’s Shares.

(e) As of the date hereof, neither such Stockholder, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

(f) Such Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

Section 2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to the Stockholders as follows:

(a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of each of Parent and Merger Sub as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Parent or Merger Sub or by which either is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other Person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Parent or Merger Sub under,

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any agreement, contract, indenture, note or instrument to which Parent or Merger Sub is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Parent or Merger Sub of their obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, the NYSE or the HSR Act, require any filing by Parent or Merger Sub with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Parent or Merger Sub of their obligations under this Agreement.

(c) As of the date hereof, neither Parent or Merger Sub, nor any of their respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3. Covenants of the Stockholders. Each of the Stockholders, severally and not jointly, agrees as follows:

(a) Such Stockholder shall not, except as contemplated by the terms of this Agreement, and except for the pledge set forth in Schedule B, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit-sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares (including any options or warrants to purchase Company Common Stock) to any Person other than Merger Sub or Merger Sub’s designee (any such action, a “Transfer”). For purposes of clarification, the term “Transfer” shall include, without limitation, any short sale (including any “short sale against the box”), pledge, transfer, and the establishment of any open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act. Notwithstanding the foregoing, (i) Transfers of Shares as bona fide gifts, (ii) distributions of Shares to partners, members, stockholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities of the undersigned, (iii) Transfers of Shares by will or intestacy, and (iv) Transfers of Shares to (A) the undersigned’s immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned’s immediate family, shall not be prohibited by this Agreement; provided that in the case of any such transfer or distribution pursuant to clause (i), (ii), (iii) or (iv), each donee or distributee shall execute and deliver to Parent a valid and binding counterpart to this Agreement.

(b) Such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his/her obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect.

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(c) Until the Merger is consummated or this Agreement is terminated, except to the extent specifically permitted by the Merger Agreement, such Stockholder shall not, and shall use its reasonable best efforts to cause any investment banker, financial adviser, attorney, accountant or other representative or agent of such Stockholder not to, directly or indirectly (i) solicit, initiate, encourage or facilitate any inquiries or the making or submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, or (ii) participate or engage in any discussions or negotiations with, or disclose any material nonpublic information relating to the Company or any of its Subsidiaries, or otherwise cooperate with any Person concerning an Acquisition Proposal, except to notify such Person as to the existence of this Agreement. Such Stockholder shall immediately terminate, and shall use its reasonable best efforts to cause its affiliates to terminate, any existing discussions or negotiations with any Persons (other than Parent) that could be reasonably expected to lead to an Acquisition Proposal. Such Stockholder shall as promptly as practicable (and in any event within 24 hours) advise Parent of any request for information or inquiry with respect to any Acquisition Proposal or of any Acquisition Proposal, and within 24 hours of the receipt thereof, provide to Parent copies of any written materials received in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request or inquiry and shall keep Parent reasonably informed of the status of any Acquisition Proposal, and shall provide to Parent within 24 hours of receipt thereof all written materials received by it with respect thereto. The Shareholder may satisfy its obligation to provide notice and information to Parent with respect to an Acquisition Proposal by arranging for the Company to provide that information to Parent.

(d) At any meeting of Stockholders of the Company called to vote upon the Merger, the Merger Agreement or any other transaction contemplated by the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, each Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, such Stockholder’s Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of any other transactions contemplated by the Merger Agreement. At any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder’s Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal with respect to the Company (collectively, “Alternative Transactions”) or (ii) any amendment of the

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Company’s articles of incorporation or bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, “Frustrating Transactions”).

(e) Such Stockholder agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and related filings under the securities laws such Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

Section 4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints, Floyd C. Wilson, and any other individual who shall hereafter be designated by Parent, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and against any Alternative Transaction or Frustrating Transaction.

(b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law (including the provisions of Section 7-107-203 of the Colorado Business Corporation Act). Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein.

Section 5. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Company Common Stock or in the number of outstanding shares of Company Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar

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event or transaction or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock, Stockholder Rights or other securities or rights of the Company issued to or acquired by each of the Stockholders.

Section 6. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Merger Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 3 herein.

Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Effective Time; (b) the date upon which the Merger Agreement is terminated pursuant to Section 7.1 thereof, or (c) with respect to any Stockholder, upon its delivery of written notice of termination to Parent following any amendment to the Merger Agreement to decrease the Merger Consideration or otherwise alter the Merger Agreement in a manner adverse to the Stockholder in any material respect unless such amendment has been consented to by stockholder in writing prior to such amendment. Notwithstanding the foregoing, Sections 7, 8 and 9 shall survive any termination of this Agreement.

Section 8. Action in Stockholder Capacity Only. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in his or her capacity as an officer or director of the Company to the extent permitted by the Merger Agreement and applicable law.

Section 9. Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder’s Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder’s heirs, guardians, administrators or successors.

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(b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c) Amendments. This Agreement may be amended vis-à-vis Parent and a Stockholder by an instrument in writing signed by Parent and the applicable Stockholder and in compliance with applicable Law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to Parent, addressed to it at:

Halcón Resources Corporation 1000

Louisiana Street, Suite 6700

Houston, Texas 77002

Attention: Floyd C. Wilson, Chairman, President and CEO

Fax: 832-538-0220

with a copy to (which shall not constitute notice):

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: William T. Heller IV

Fax: 713-654-1871

and

(ii) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto with a copy to (which shall not constitute notice):

Bodman PLC

6th Floor at Ford Field

1901 St. Antoine Street

Detroit, Michigan 48226

Attention: Christopher J. Dine

Fax: 313-393-7579

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Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

Attention: Reid A. Godbolt

Fax: 303-573-8133

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

(h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

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EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(h).

(i) Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that Parent and Merger Sub shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at Law or equity.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Several Liability. Each party to this Agreement enters into this Agreement solely on its own behalf, each such party shall solely be severally liable for any breaches of this Agreement by such party and in no event shall any party be liable for breaches of this Agreement by any other party hereto.

(l) Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby provided, however, that nothing in this Section (l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.

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(m) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

PARENT: Halcón Resources Corporation, a Delaware corporation

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chairman, President and Chief Executive Officer

MERGER SUB: Leopard Sub I, Inc., a Colorado corporation

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chairman, President and Chief Executive Officer

SIGNATURE PAGE TO

VOTING AGREEMENT

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Robert J. Anderson
Name:	Robert J. Anderson
Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

NFS/FMTC IRA FBO ROBERT J. ANDERSON

By:	/s/ Robert J. Anderson
Name:	Robert J. Anderson
Title:	Trustee

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

ANDERSON and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Howard E. Ehler
Name:	Howard E. Ehler

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

NFS/FMTC IRA FBO HOWARD E. EHLER

By:	/s/ Howard E. Ehler
Name:	Howard E. Ehler
Title:	Trustee

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

EHLER and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

AZURE ENERGY, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

LODZINSKI and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Timothy D. Merrifield
Name:	Timothy D. Merrifield

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

NFS/FMTC IRA FBO TIMOTHY D. MERRIFIELD

By:	/s/ Timothy D. Merrifield
Name:	Timothy D. Merrifield
Title:	Trustee

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

MERRIFIELD and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDER:

/s/ Francis M. Mury
Name:	Francis M. Mury

Address:	110 Cypress Station Drive Suite 220 Houston, TX 77090-1629

SIGNATURE PAGE TO VOTING AGREEMENT

FRANCIS M. MURY

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Michael A. Vlasic

Name:	Michael A. Vlasic

Address:	38710 Woodward Suite 110 Bloomfield Hills, MI 48304

VILLCo ENERGY, L.L.C.

By:	/s/ Michael A. Vlasic
Name:	Michael A. Vlasic
Title:	Executive Manager of VILLCo Management, L.L.C., which is the Manager of VILLCo Services, L.L.C., which is the Manager of VILLCo Energy, L.L.C.

Address:	38710 Woodward Suite 110 Bloomfield Hills, MI 48304

SIGNATURE PAGE TO VOTING AGREEMENT

VLASIC and AFFILIATES

VOTING AGREEMENT

STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Jay F. Joliat
Name:	Jay F. Joliat

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

SIGN OF THE BEEFCARVER, INC.

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	CEO and Treasurer

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

JOLIAT ENTERPRISES, L.L.C.

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	CEO and Managing Member

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

JOLIAT & COMPANY

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	CEO and President

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

SIGNATURE PAGE TO VOTING AGREEMENT

JOLIAT and AFFILIATES

JOLIAT & COMPANY, INC. DEFINED BENEFIT PENSION TRUST

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Administrator

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

J.F. JOLIAT IRREVOCABLE TRUST II

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

MARK JOLIAT IRREVOCABLE INS. TRUST

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

JAY JOLIAT ROTH IRA

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

MARY JOLIAT ROTH IRA

By:	/s/ Jay F. Joliat
Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

SIGNATURE PAGE TO VOTING AGREEMENT

JOLIAT and AFFILIATES

J.F. JOLIAT REV LIVING TRUST

By:	/s/ Jay F. Joliat

Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

J.F. JOLIAT IRREVOCABLE TRUST

By:	/s/ Jay F. Joliat

Name:	Jay F. Joliat
Title:	Trustee

Address:	36801 Woodward Avenue Suite 301 Birmingham, MI 48009

SIGNATURE PAGE TO VOTING AGREEMENT

JOLIAT and AFFILIATES

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Company Common Stock	Options	RSUs
Robert J. Anderson 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	37,339	43,750	35,000

NFS/FMTC IRA FBO Robert J. Anderson 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	21,304	—	—

Howard E. Ehler 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	38,568	38,888	27,000

NFS/FMTC IRA FBO Howard E. Ehler 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	4,261	—	—

Frank A. Lodzinski 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	192,285	222,224	50,000

Azure Energy, LLC 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	361,445	—	—

Timothy D. Merrifield 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	84,848	35,000	31,000

Name and Address of Stockholder	Number of Shares of Company Common Stock	Options	RSUs
NFS/FMTC FBO Timothy D. Merrifield 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	18,296	—	—

Francis M. Mury 110 Cypress Station Drive Suite 220 Houston, TX 77090-1629	77,776	50,000	31,000

Michael A. Vlasic 38710 Woodward Suite 110 Bloomfield Hills, MI 48304	750	40,000	2,250

VILLCo Energy, LLC 38710 Woodward Suite 110 Bloomfield Hills, MI 48304	2,986,893	—	—

Jay F. Joliat 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	—	40,000	2,250

Sign of the Beefcarver, Inc. 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	105,000	—	—

Joliat Enterprises, L.L.C. 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	72,500	—	—

Joliat & Company 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	36,000	—	—

Name and Address of Stockholder	Number of Shares of Company Common Stock	Options	RSUs
Joliat & Company, Inc. Defined Benefit Pension Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	16,900	—	—

J.F. Joliat Irrevocable Trust II 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	9,091	—	—

Mark Joliat Irrevocable Ins. Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	28,000	—	—

Jay Joliat Roth IRA 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	6,690	—	—

Mary Joliat Roth IRA 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	8,066	—	—

J.F. Joliat Rev Living Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	165,940	—	—

J.F. Joliat Irrevocable Trust 36801 Woodward Avenue Suite 301 Birmingham, MI 48009	117,690	—	—

SCHEDULE B

LIST OF AGREEMENTS

VILLCo Energy’s shares of GeoResources Inc. are pledged to Comerica Bank as security for a VILLCo Energy guaranty of Vlasic Investments, LLC’s line of credit with Comerica Bank.